                                          AMENDMENT TO LICENSE AGREEMENT

          Effective April 13, 1995 (the "Effective Date"), Research Corporation Technologies, Inc. ("RCT") and CPAD Holdings Ltd. ("CPAD") agree as follows:

                                                     ARTICLE I
                                                    BACKGROUND

          SECTION 1.1. LICENSOR and LICENSEE are parties to that certain License Agreement made effective September 1, 1988, which has been restated and amended by that Revised License Agreement made effective September 1, 1988 and last signed January 31, 1989 (collectively, the "License Agreement").

          SECTION 1.2. In connection with a transaction whereby control of LICENSEE has been assumed by another party, LICENSEE and LICENSOR agree to amend the License Agreement as set forth in this Amendment Agreement.

                                                    ARTICLE II
                                                    AMENDMENTS

          SECTION 2.1. Amendment to Article 1. Article 1(0 of the License Agreement is hereby amended by changing it to read in its entirety as follows:

(f) "LICENSED HELD" means the making, using, and selling of LICENSED PRODUCTS in all fields of use without restriction.

          SECTION 2.2. Amendment to Article 1. Article 1 of the License Agreement is hereby amended by adding at the end thereof the following new
Article 1(dd):

(dd) "LICENSED TERRITORY" means the world.

          SECTION 2.3. Amendment to Article 3. Article 3 of the License Agreement is hereby amended by changing it to read in its entirety as follows:

          "Subject to the provisions of ARTICLES 9 and 13 hereof, the license herein granted under the PATENT RIGHTS and Technical Information shall be exclusive to LICENSEE in the LICENSED FIELD in that LICENSOR agrees not to grant to a third party a license under the PATENT RIGHTS or the Technical Information in the LICENSED HELD for the period of time extending from the Effective Date until the expiration of the PATENT RIGHTS."

          SECTION 2.4. Amendment to Article 5. Article 5 of the License Agreement is hereby amended by changing Article 5(a) to read as follows:

          "LICENSEE shall pay to LICENSOR Annual Minimum Royalty Payments for the Licensed Territory in the amount of $5000, the first such payment due April 30, 1996, and subsequent payments due on February 14 of each year thereafter during the time that this License Agreement is in effect."

          SECTION 2.5. Deletion of SCHEDULE C. The License Agreement is hereby amende by deleting SCHEDULE C, entitled "Schedule of Annual Minimum Royalty Payments," in its entirety.

          SECTION 2.6. Forgiveness of Past Amounts Due. LICENSOR hereby forgives any and all payments of any type whatsoever due under the License Agreement before the Effective Date of this Amendment that LICENSEE has failed to make except that LICENSEE shall pay to LICENSOR,? in respect of deferred Annual Minimum Royalty Payments $23,130 as follows: (a) $10,000 on or before April 30, 1996; and (b) $13430 on or before April 30, 1997.

          SECTION 2.7. Amendment to Article 7. Article 7(b) of the License Agreement is hereby amended to read in its entirety as follows:

          (b) LICENSOR shall use reasonable efforts to prosecute any patent applications within the PATENT RIGHTS, to obtain patents thereon, and to maintain any such patents. LICENSOR shall have the right in its sole discretion to discontinue the prosecution of any such patent application or to abandon any such patent. If LICENSOR intends to abandon or discontinue the prosecution or maintenance of any patent or patent application, LICENSOR shall notify LICENSEE in writing sixty days before effecting such abandonment or discontinuance and give LICENSEE the opportunity to continue such prosecution and maintenance at its own expense.

          SECTION 2.8. Amendment to Article 8. Article 8(e) of this Agreement is hereby amended by adding the following sentence to the end of Article 8(e):
"LICENSEE'S obligations to so report shall be suspended for so long as LICENSOR has a representative on LICENSEE'S Board of Directors."

          SECTION 2.9. Amendment to Article 11. Article 11 of the License Agreement is hereby amended by changing it to read in its entirety as follows:

                                             ARTICLE 11. INFRINGEMENT

          SECTION 11.1.               Statement of Interests.

          Subsection 11.1.1. LICENSOR's Right. LICENSEE recognizes that the right to sue for infringement of the PATENT RIGHTS is LICENSOR's sole right, as assignee of the PATENT RIGHTS, and that LICENSOR does not intend to grant such a right to LICENSEE, except to the extent expressly granted in this ARTICLE W. LICENSEE further recognizes that LICENSOR has no duty to pursue infringers except as expressly provided herein.

Subsection 11.1.2. Both Parties' Interests. LICENSOR recognizes that LICENSEE will make significant investment in commercializing PATENT RIGHTS, that LICENSEE has an interest in protecting its market share of the USE and SALE of LICENSED PRODUCTS in each country covered by the PATENT RIGHTS, and that LICENSEE is licensing the PATENT RIGHTS, in party to protect such market share. LICENSEE recognizes that LICENSOR, as assignee of the PATENT RIGHTS, has an interest in preventing infringement of the PATENT RIGHTS, and has the additional concern of not exposing the PATENT RIGHTS to a third party's charge of invalidity, where the nature or extent of infringement does not justify such risk as defined by Subsection 11.3.2. The parties agree to take into account each party's interest in formulating the response to infringement or threatened infringement of the PATENT RIGHTS.

         Subsection 11.1.3. Cooperation and Communication. During the preparation and pendency of any proceeding taken or instituted by a party under this ARTICLE, the instituting party shall cooperate with the other party by: (a) keeping the other party reasonably informed as to the status of such proceeding including providing copies of all documents filed in, and written communications relating to, such proceeding to the extent the interest of LICENSOR and LICENSEE are not adverse; (b) consulting with the other party regarding the strategy for, and status of, such proceeding, including providing the other party with an opportunity to make suggestions and comments regarding such proceeding. Any of the foregoing obligations shall be subject to each party's desire or need to preserve any attorney-client privilege, or work-product privilege, which shall take precedence.

          SECTION 11.2. Notification and Meeting. If either party learns that a third party (the "Infringer") is:

           (a) SELLING or threatening to SELL in a country within the PATENT RIGHTS infringing products in competition with LICENSEE'S, its AFFILIATE'S or a SUBLICENSEE'S SALE of LICENSED PRODUCTS in the same country;

           (b)  inducing  or  contributing  to any of the  foregoing  infringing activities; then, that party shall notify the other party, in writing, of such infringing activity. As soon as possible thereafter, the parties shall convene a meeting at which they shall discuss all available evidence of such infringement and the manner of addressing such infringement, including possibly preventing and/or stopping infringing activities (for example, by way of seeking a preliminary injunction) and preserving the parties' rights to past and future damages (for example, by way of sending a cease and desist letter). The parties may agree to pursue the Infringer jointly, sharing attorneys and costs, or may decide to designate either party as controlling party of any lawsuit. If the parties are unable to expressly agree otherwise as to the manner of addressing such infringement, the provisions of SECTIONS 11.3 through 11.6, inclusive, shall govern the parties' respective rights and any legal proceedings taken in connection with such infringement.

SECTION 11.3. Infringement Compelling Action by LICENSOR.

          Subsection 11.3.1. Evidence of Infringement. If, at the meeting described in SECTION 11.2, either party presents prima facie evidence of the Infringer conducting any of the infringing activities described above, and, in the case of activities described in SECTION 11.2 (b), evidence indicating that such infringement involves significant quantities of infringing products, then, LICENSOR at LICENSOR's sole expense, may either:

           (a)      cause such infringement to terminate; or

           (b) initiate legal proceedings (which for purposes of this ARTICLE VI include lawsuits, settlement discussions or negotiations, mediation, and arbitration) against the Infringer. Such procedure shall not compromise LICENSEE'S exclusivity rights under this Agreement without LICENSEE'S prior written consent.

Evidence of such infringement may be in the form of a written opinion from a party's outside legal counsel that such activities of the Infringer constitute a prima facie case of infringement of the PATENT RIGHTS, which opinion is reasonably acceptable to LICENSOR. If the infringement involves significant quantities of infringing products, the evidence shall be reasonably probative in demonstrating to LICENSOR'S reasonable satisfaction that the Infringer's level of SALES of infringing products in such country compete with LICENSEE'S SALES of LICENSED PRODUCTS in such country and constitute significant quantities of infringing products. Reasonably probative evidence might include, but is not limited to, a showing of a comparable detrimental effect on LICENSEE's SALES of LICENSED PRODUCTS, which detriment is reasonably attributable to the third party's sales or trustworthy evidence of the amount of sales to customers of prospective customers of LICENSEE concerning the amount of their purchases from such third party.

          Subsection 11.3.2. Significant Quantities. "Significant quantities" means sales of products by the Infringer in the country in which such infringement is occurring within the immediately preceding twelve months before the date of the written notice for a meeting under SECTION 11.2 above, which sales have a NET SALES VALUE greater than $250,000.00 (or its equivalent in the currency of the pertinent country).

          SECTION 11.4. LICENSEE's Rights If the conditions in Subsection 11.3.1 have been met but LICENSOR has failed to undertake to perform the actions contemplated by Subsection 11.3.1 on or before the date three (3) months after the date of the SECTION 11.2 meeting, then LICENSEE shall have the right, at LICENSEE's sole expense, to take any of the actions contemplated in Subsection
11.3.1 in its own name, and the right to notify the Infringer that such activities are or may constitute infringement of a claim of a patent in the PATENT RIGHTS and that any such infringement should be discontinued. Nothing in this ARTICLE 11 shall preclude LICENSOR from exercising, at any time, any right it may have as assignee of the PATENT RIGHTS. Any action taken by LICENSEE under this SECTION shall be further governed by SECTION 11.6 below. For purposes of seeking immediate injunctive relief, such as a temporary restraining order, to stop such infringement, the ninety day period shall be reduced to five business days.

          SECTION 11.5.               Control of Suit Initiated by LICENSOR

          Subsection 11.5.1. Generally. If LICENSOR institutes suit or other legal proceedings to protect or enforce the PATENT RIGHTS, LICENSOR shall have sole control of such suit or other proceedings and shall pay all expenses of such suit or proceeding, including without limitation, attorney's fees and court costs.

          Subsection 11.5.2. LICENSEE's Right to Participate. LICENSEE shall have the right to participate in such suit or proceeding at its own expense to the extent it wishes to seek damages based on the infringement. Nonetheless, LICENSOR shall have sole control over any issues of validity or scope of any PATENT CLAIM. If LICENSEE participates in such suit, both parties shall cooperate with each other as provided in Subsection 11.1.3 above but each to bear its own expense.

          Subsection 11.5.3. Sharing of Awards. LICENSOR shall be entitled to keep all damages that it asserted and was awarded in such suit or proceeding. If LICENSEE participates in such suit or proceeding, LICENSEE shall have the right to keep any damages that it asserted and was awarded. If LICENSEE participates in such suit or -legal proceeding, punitive damages awarded shall be retained by the party to whom such damages are awarded or, if the parties are jointly awarded punitive damages, such damages shall be shared in the proportion that each party's normal damages bear to the total damages awarded to LICENSOR and LICENSEE, collectively.

          SECTION 11.6.               Control of Suit Initiated by LICENSEE.

         Subsection 11.6.1. Responsibility and Legal Counsel. If LICENSEE takes any action under this ARTICLE 11 that results in legal proceedings relating to the PATENT RIGHTS, LICENSEE shall assume the responsibility for such legal proceedings at LICENSEE's sole expense. LICENSEE acknowledges that LICENSOR, as assignee of the PATENT RIGHTS, may be a necessary party to any suit or legal proceeding brought by LICENSEE concerning the infringement of the PATENT RIGHTS. In that event, and if LICENSOR so requests, LICENSEE's legal counsel shall represent LICENSOR, at LICENSEE's expense, in any such legal proceedings. If LICENSEE's legal counsel is unable to represent LICENSOR because of a conflict: of interest or other bona fide reason, LICENSOR may engage other competent legal counsel, at LICENSEE's expense, to represent LICENSOR in any such suit or legal proceeding. If LICENSOR does not wish to be represented by LICENSEE's legal counsel for reasons other than a conflict of interest or other bona fide reason, LICENSOR may engage competent legal counsel of its own choosing to represent LICENSOR at LICENSOR's own expense. "Represent LICENSOR" means that LICENSEE's legal counsel will, in addition to serving the interests of LICENSEE, serve the interests of LICENSOR in, inter alia, defending the PATENT RIGHTS, defending LICENSOR from counterclaims brought against LICENSOR by the Infringer, furthering LICENSOR's economic and legal interests in the litigation, advising and communicating with LICENSOR regarding strategy, direction and status of the litigation.

          Subsection 11.6.2. Discontinuance or Settlement. LICENSEE shall not discontinue or settle any such proceedings brought by it without obtaining the concurrence of LICENSOR and giving LICENSOR a timely opportunity to continue such proceedings in its own name, under its sole control, and at its sole expense if such discontinuation or settlement is not acceptable to LICENSOR. Such concurrence shall not be withheld unless the discontinuation or settlement will result in the invalidity, unenforceability or reduction in scope of any claim in a patent of the PATENT RIGHTS or compromise LICENSOR's right to receive reasonable compensation for such infringement or any future infringement.

          Subsection 11.6.3. Sharing of Awards. After deducting from any award or recovery in such suit or legal proceeding all out-of-pocket expenses incurred by LICENSEE in such suit or legal proceedings, LICENSEE shall then pay to LICENSOR out of any recovery and damages awarded, including without limitation punitive damages, the amount of royalties that would have been paid by LICENSEE to LICENSOR had such infringing products been SOLD by LICENSEE at LICENSEE's customary price for such product in the countries in which such infringing products were SOLD by the Infringer. LICENSEE shall then be entitled to retain for its own account the balance of such recovery awarded as damages. Punitive damages awarded and remaining, if any, shall be retained by the party to whom such damages are awarded or, if the parties are jointly awarded punitive damages, such damages shall be shared in the proportion that each party's normal damages bear to each other.

          Subsection 11.6.4. Indemnity. LICENSEE shall indemnify, defend LICENSOR and hold LICENSOR harmless from any and all claims, damages or other obligations arising out of or resulting from any such claim or legal proceedings instituted by LICENSEE. The foregoing indemnity shall not apply to the extent
LICENSOR incurs claims, damages, or obligations because LICENSOR elected to continue the proceedings in its own name as contemplated under Subsection
11.6.2. above. The foregoing indemnity shall not apply to the extent such claims, damages, or obligations are based on the actions of LICENSOR.

          SECTION 2.10. Amendment to Article 14. Article 14 of the License Agreement is hereby amended in its entirety to read as follows:

          "If, during the term of this Agreement, LICENSOR acquires a right to grant licenses under any IMPROVEMENT PATENT, LICENSOR shall promptly notify LICENSEE of such fact and such IMPROVEMENT PATENT shall automatically be added to the provisions of this Agreement. Any royalty due under this Agreement shall continue to be paid but with the understanding that only one and the same royalty shall be paid hereunder even if a LICENSED PRODUCT is covered by more than one patent in the PATENT RIGHTS."


                                                    ARTICLE III
                                                 CONTINUED EFFECT

          Except as specifically amended herein, the License Agreement shall continue in full force and effect unchanged.


          IN WITNESS WHEREOF, the parties have each caused a duly authorized representative to sign this Amendment Agreement on their behalf to be effective the Effective Date.


RESEARCH CORPORATION TECHNOLOGIES, INC.


By:   /s/Timothy J. Reckart
      Timothy . J. Reckart, Secretary and General Counsel



CPAD HOLDINGS LTD.


By:   /s/Mariusz Rybak
          Mariusz Rybak, President and CEO

                                          AMENDMENT TO LICENSE AGREEMENT



        AGREEMENT made effective the 1st day of September, 1988, by and between RESEARCH CORPORATION TECHNOLOGIES, INC., a not--for--profit corporation organized under the laws of the State of Delaware, (hereinafter called "LICENSOR"), having a principal office at 6840 East Broadway Boulevard, Tucson, Arizona 85710, U.S.A., of the one part,.and CPAD HOLDINGS LTD., a corporation organized under the laws of the Province of Ontario, Canada, (hereinafter called "LICENSEE") , having a principal place of business at Unit 8, Antares Drive, Nepean, Ontario K2E 7Y4, Canada, of the other part.


                                                 WITNESSETH THAT:


        WHEREAS, LICENSEE and LICENSOR have entered into a certain license agreement dated the 1st day of September, 1988, hereinafter called the "License Agreement," relating to certain Technical Information and PATENT RIGHTS, as therein defined, including United States Patent No. 4,777,363, issued October 11, 1988; and

        WHEREAS, LICENSOR and LICENSEE desire that the License Agreement be amended as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

        I. Delete the original License Agreement in its entirety and substitute therefor the Revised License Agreement in the form of Exhibit A hereof.

        II. The parties hereto agree forthwith to execute and deliver the Revised License Agreement in the form of Exhibit A.

        III. The License Agreement shall continue in force and effect unchanged; except as amended hereinabove to conform with the Revised License Agreement.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this Amendment to License Agreement on the date(s) indicated below, to be effective the day and year first above written.


                                                       RESEARCH CORPORATION
Attest:                                                TECHNOLOGIES, INC.


By: /s/Robert J. Sanders, Jr.                          By:/s/Gary M. Munsinger

                                                       Date:  January 31, 1998

(CORPORATE SEAL)


Attest:                                                CPAD HOLDINGS LTD.


By:                                                 By:
Title: Secretary                                       Title: President

                                                       Date:    26-1-89

(CORPORATE SEAL)


        Page 2 of a 2-page Amendment to a License Agreement by and between RESEARCH CORPORATION TECHNOLOGIES, INC. and CPAD HOLDINGS LTD., with Exhibit A attached, re Project NO. 145-1455, Leasure, et al.

                                                     EXHIBIT A

                                R E V I S E D  L I C E N S E  A G R E E M E N T


         AGREEMENT made effective the 1st day of September, 1988, hereinafter called the "Effective Date," by and between RESEARCH CORPORATION TECHNOLOGIES, INC., a not-for-profit corporation organized under the laws of the State of Delaware, (hereinafter called "LICENSOR"), having a principal office at 6840 East Broadway Boulevard, Tucson, Arizona 85710, U.S.A., of the one part, and
CPAD HOLDINGS LTD., a corporation organized under the laws of the Province of Ontario, Canada (hereinafter called "LICENSEE") , having a principal place of business at Unit 8, Antares Drive, Nepean, Ontario K2E 7Y4, Canada, of the other part.

                                                 WITNESSETH THAT:

         WHEREAS, GARY EICENAN and CRAIG LEASURE (hereinafter called "INVENTORS") , while employed by New Mexico State University, hereafter called "the UNIVERSITY", have made a certain invention or discovery entitled 'Ion Mobility Spectrometers" (hereinafter collectively called "the Invention") that is covered by the PATENT RIGHTS, as hereinafter defined; and
         WHEREAS, LICENSOR represents that the Invention and PATENT RIGHTS have been assigned to it by Research Corporation, a New York not-for-profit corporation which, in turn, is the assignee thereof pursuant to a certain deed of assignment recorded in the United States patent and Trademark Office, on November 21, 1986, at Reel 4630, Frames 735 to 737, pursuant to a certain Invention Administration Agreement, made the 28th day of February, 1986, between LICENSOR (as successor-in-interest of said Research Corporation) and the UNIVERSITY under which LICENSOR accepts assignment of and administers certain inventions made by employees of the UNIVERSITY and others covered by the UNIVERSITY's patent policy;
         WHEREAS, LICENSOR represents that it has the right pursuant to said deeds of assignment to grant the licenses and rights, hereinafter granted under the PATENT RIGHTS, and wishes to have the Invention utilized in the public interest; and
         WHEREAS, one or more of the INVENTORS have developed Technical Information, as hereinafter defined; and

         WHEREAS, LICENSOR represents that it has the right to grant the licenses hereinafter granted to use Technical Information; and
         WHEREAS, LICENSEE represents that it is qualified to develop and market products and processes embodying the Invention and Technical Information; and
         WHEREAS, LICENSEE represents that it desires to obtain a license in the LICENSED FIELD, as hereinafter defined, under both the PATENT RIGHTS and Technical Information to make, use and sell LICENSED PRODUCTS, as hereinafter defined; and
         WHEREAS, LICENSEE represents that it is prepared to undertake a program for the development: manufacture and sale of LICENSED PRODUCTS, provided that LICENSEE is able to obtain such a license in the LICENSED FIELD with provision of a period of exclusivity, as hereinafter set forth, to protect its investment in such development; and
         WHEREAS, LICENSOR recognizes that LICENSEE requires such a license in order to justify the investment in funding and personnel needed to develop and market LICENSED PRODUCTS; and
         WHEREAS, LICENSOR is willing to grant such a license to LICENSEE in return for a reasonable royalty based upon LICENSEE's practice of the Invention and use of the Technical

Information, provided LICENSEE is willing to agree diligently to develop and market LICENSED PRODUCTS; and
         WHEREAS, LICENSEE wishes to obtain such a license and is willing diligently to develop and market LICENSED PRODUCTS under the license;
         NOW, THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:
         1.     DEFINITIONS
         For the purpose of interpreting this License Agreement, and solely for that purpose, the terms set forth hereinafter shall have the following meaning unless the context otherwise indicates.
                (a) "PATENT RIGHTS" means the patent applications and/or patents identified in SCHEDULE A hereof, together with any divisional or continuation applications based thereon, any patents resulting from any of said applications and any reissues or extensions that may be based on any of said patents.
                (b) The phrase "covered by the PATENT RIGHTS" and equivalent language used herein means covered by a valid claim of an issued, unexpired patent within the PATENT RIGHTS or by a claim being presented in a pending patent application within the PATENT RIGHTS. A claim shall be presumed to be valid unless and until it has beer. held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. For the purposes of royalty determination and payment under ARTICLE 6 hereof, any claim being presented in a pending patent application shall be deemed to be the equivalent of a valid claim of an issued, unexpired patent and in consideration of LICENSOR's agreement to grant a license under any patent issuing thereon earned royalties shall be payable in respect thereto as though it were a valid patent claim.

                (c) "AFFILIATE" means any corporation or organization which directly or indirectly controls, is controlled by or is under common control with LICENSEE; control being the ownership of at least fifty (50%) percent of the stock entitled to vote upon election of directors thereof.
                (d) "IMS Security Device" means an ion mobility spectrometer specifically designed for and suitable for use as a security detection device for use at security check points, for example, at border stations by customs agents and others, at embassies, and at military installation and at airports and the like and which is suitable for detecting: (i) explosive vapors (EGDN, DNT, NG, PETN, TNT, and RDX) , controlled substances (codeine, cocaine, heroin, opiates, antidepressants, and other related compounds); and/or (ii) those chemicals listed in Schedules 1, 2 and 3 of the draft Chemical warfare Agreement as published on page 13 of the March 28, 1988 issue of "Chemical and Engineer News (copy attached to this License Agreement as Exhibit I); and/or (iii) methylphosphonyldi-fluoride (df) and dimethylpolysulfide (nm)
                (e) "IMS Security System" means a system that utilizes one or more IMS Security Devices as components.
                (f) "LICENSED FIELD" means the making, using and selling of an IMS Security Device or an IMS Security System, but in no event shall it include the Excluded Field.
                (g) "Excluded Field" means, collectively, the IMS Grain Monitoring Field, the IMS Process Control Field, the IMS Fuel Monitoring Field and any other field that does not comprise the making, using or selling of an IMS Security Device or an IMS Security System.
                (h) "IMS Grain Monitoring Device" means an ion mobility spectrometer specifically designed for and suitable for use as a monitoring device for grain processing , milling and storage areas and which is suitable for detecting vapors or particulates of cereal grains and their component products such as flour, bran, other by-products and thermally induced by-products during the milling process.
                (i) "IMS Grain Monitoring System" means a system that utilizes one or more IMS Grain Monitoring Devices as components.
                (j) "IMS Grain Monitoring Field" means the making, using and selling of an IMS Grain Monitoring Grain Device or an IMS Grain Monitoring System.
                (k) "IMS Process Control Device" means an ion mobility spectrometer specifically designed for and suitable for use in monitoring commercial chemical or biological manufacturing processes and which is designed to be used as a component of a system for monitoring and controlling such process.
                (l) "IMS Process Control System" means a system that utilizes one or more IMS Process Control Devices as components.
                (m) "IMS Process Control Field" means the making, using and selling of an IMS Process Control Device or an IMS Process Control System.
                (n) "IMS Fuel Monitoring Device" means an ion mobility spectrometer specifically designed for and suitable for use in the detection of fuels such as gasoline, diesel fuel, aircraft fuel and heating oil that result from leaks in containers such tanks, conduits and the like.
                (o) "IMS Fuel Monitoring System" means a system that utilizes one or more IMS Fuel Monitoring Devices as components.
                (p) "Fuel Monitoring Field" means the making, using and selling of an IMS Fuel Monitoring Device or an IMS Fuel Monitoring System.
                (Q) "Sold" (or "Sale") means sold or otherwise disposed of for value. (r) "Used" (or "Use") means used for commercial purposes.

                (s)   "Seller" means one who Sells.
                (t)   "User" means one who Uses.
                (u) "LICENSED PROCESS Class I" means a method or process in the LICENSED FIELD covered by the PATENT RIGHTS.
                (v) "LICENSED PRODUCT Class I" means an IMS Device or an IMS System in the LICENSED FIELD that is covered by the PATENT RIGHTS or made at some stage of its manufacture by the practice of a LICENSED PROCESS Class I, or an IMS Device or an IMS System made at some stage of its manufacture by the practice of a LICENSED PROCESS Class I or an IMS Device or an IMS System the normal operation of which inherently involves the practice of a LICENSED PROCESS Class I, or an IMS Device or an IMS System that is used or sold by LICENSEE or an AFFILIATE under conditions or circumstances which, if unlicensed, would amount to infringement or contributory infringement or inducement of infringement of the PATENT RIGHTS in the LICENSED FIELD.
                (w) "Technical Information" means certain information and data, including but not limited to information and/or data contained in written or other forms of reports, technical manuals, drawings, photographs, computer tapes, computer discs or computer print-outs, whether comprising know-how or not, developed by INVENTORS or others at UNIVERSITY that is necessary and/or useful in making, Using or Selling IMS Devices and/or IMS Systems, whether oh not Sold in a country within the PATENT RIGHTS, or which is useful in developing further information useful for the making, Using or Selling of IMS Devices or IMS Systems or for obtaining governmental approval to make, Use or Sell IMS Devices or IMS Systems and it shall include specifically information and data developed by or for UNIVERSITY or INVENTORS or any of them as outlined in Schedule B hereof.

                (x)  "LICENSED  PRODUCT  Class II" means an IMS Device or an IMS
System which until the end of the fifteen (15) year period immediately following the first commercial Sale thereof in any given country ("Royalty Period") , is made at some stage of its manufacture through the use of Technical Information or that is a product made, Used or Sold pursuant to governmental approval obtained at any stage through the use of Technical Information or that is a product Sold for use by customers or consumers who will be reasonably expected to use Technical Information in conjunction with the use of such product. For the purpose of convenience in the administration of this License Agreement, until the end of the Royalty Period in any given country, any product that would be a LICENSED PRODUCT Class I if made, Used or Sold in a country within the
PATENT RIGHTS during the lifetime of a pertinent patent and/or patent application of such country within the PATENT RIGHTS shall be deemed a LICENSED PRODUCT Class II wherever made, Used or Sold.
                (y) "LICENSED  PRODUCT"  means a LICENSED  PRODUCT Class I and a
LICENSED PRODUCT Class II, collectively.
                (z) "Net Sales Value"  means  actual  billings by LICENSEE or an
AFFILIATE, as the Seller, for LICENSED PRODUCT, less the following deductions where they are factually applicable:
                      (i) discounts, allowed and taken, in amounts customary in the trade; (ii) sales and/or use taxes and/or duties imposed upon and with specific reference to particular Sales;
                      (iii)  amounts   allowed  or  credited  on  returns   (not
                             exceeding the original billing) or retroactive price reductions; and
                      (iv) outbound transportation costs prepaid or allowed.

No allowance or deduction shall be made for commissions or collections, by whatever name known.
                (aa) The Net Sales Value of any LICENSED PRODUCT that is Used by LICENSEE or an AFFILIATE, or of a LICENSED PRODUCT that is Sold or otherwise disposed of by LICENSEE or an AFFILIATE to any person, firm or corporation controlling, controlled by, or under common control with LICENSEE or such AFFILIATE, or enjoying a special course of dealing with LICENSEE or such AFFILIATE, shall be determined for the LICENSED PRODUCT so Sold, Used or otherwise disposed of by reference to the Net Sales Value which would be applicable under ARTICLE 1(z) above in an arm's length Sale by such Seller or User to a third party other than such person, firm or corporation. In the event of Sale or other transfer of any LICENSED PRODUCT between LICENSEE and an AFFILIATE or between AFFILIATES for subsequent Sale or Use by the transferee, the Net Sales Value of such LICENSED PRODUCT shall be based upon such subsequent Sale or Use by such transferee. If IMS Devices are Sold or offered for Sale as replacement parts separately by LICENSEE or an AFFILIATE, as the case may be, the Net Sales Value thereof shall determine the Net Sales Value of the IMS Devices.
                (bb) "Original Patent Rights" means the PATENT RIGHTS as originally constituted on the Effective Date.
                (cc) "Improvement Patent" means patent application or patent the claim(s) of which cover an invention which is directed to an improvement of the Invention(s)) covered by the Original Patent Rights and the practice of which necessarily infringes any of the claims of the Original Patent Rights and which invention is made by an inventor obligated to assign such invention to the UNIVERSITY.

         1.1    RECITALS
                The WHEREAS clauses constituting the Recitals to this License Agreement shall form part of this License Agreement as if set forth herein.
         2.     LICENSE
                (a) LICENSOR hereby grants and agrees to grant to' LICENSEE and LICENSEE hereby accepts and agrees to accept from LICENSOR, upon the terms and conditions herein specified, an exclusive, to the extent specified in ARTICLE 3 hereof, and nonassignable, except as hereinafter specified, license under the PATENT RIGHTS in the LICENSED FIELD to make, to have made, to Use and to Sell LICENSED PRODUCTS Class I in the country or countries in which the PATENT RIGHTS are or shall be in effect and in each such country's territories and possessions, to the full end of the term or terms for which the PATENT RIGHTS are or shall be issued, unless sooner terminated as hereinafter provided.
                (b) LICENSOR hereby grants and agrees to grant to LICENSEE and LICENSEE hereby accepts and agrees to accept from LICENSOR upon the terms and conditions herein specified, an exclusive, to the extent specified in ARTICLE 3 hereof, LICENSE to use Technical Information in the LICENSED FIELD to make, to have made, to Use and to Sell LICENSED PRODUCTS Class II, as long as this License Agreement shall continue in full force and effect and thereafter forever unless this License Agreement shall have been terminated by LICENSEE or by LICENSOR because of a breach or default by LICENSEE.
                (c) LICENSOR hereby grants and agrees to grant to LICENSEE and LICENSEE hereby accepts and agrees to accept from LICENSOR, upon the terms and conditions herein specified, the right to extend to its AFFILIATES the licenses granted pursuant to ARTICLE (a)) and (b)) hereof, provided LICENSEE promptly notifies LICENSOR in writing of each such extension to an AFFILIATE.
                (d) LICENSEE shall be responsible for the performance hereunder by its AFFILIATES to which a license shall have been extended pursuant to
ARTICLE 2(c) hereof.
                (e) For the purposes of reporting and making payments of earned royalties under this License Agreement, the manufacture, Sale or Use of any LICENSED PRODUCT by any AFFILIATE to which a license shall have been extended pursuant to ARTICLE 2(c) hereof shall be considered the manufacture, Sale or Use of such LICENSED PRODUCT by LICENSEE; however, provided LICENSEE shall so notify LICENSOR in advance thereof in writing, any such AFFILIATE may make the pertinent reports and royalty payments specified in ARTICLE 6 hereof directly to LICENSOR on behalf of LICENSEE; otherwise, such reports and payments on account of Sales or Uses of LICENSED PRODUCTS by each AFFILIATE shall be made by LICENSEE; and, in any event, the Sales and Uses of LICENSED PRODUCTS by each such AFFILIATE shall be separately shown in the reports to LICENSOR.
                (f) No other, further or different license or right and, except as expressly provided in ARTICLE 2(c) hereof, no further power to sublicense is hereby granted or implied.
                (g) No license or right is granted or implied under any patent application or patent outside the PATENT RIGHTS.
         3.     EXCLUSIVITY
                Subject to the provisions of ARTICLES 9 and 13 hereof, the licenses herein granted under the PATENT RIGHTS and Technical Information shall be exclusive to LICENSEE in the LICENSED FIELD in that LICENSOR shall not grant to a third party a license under the PATENT RIGHTS or the Technical Information in the LICENSED FIELD for the period of time extending from the Effective Date until the first to occur of either: (i) termination of this License Agreement; or (ii) the expiration of seven (7) "ears immediately following the Effective Date.
         4.     LICENSE FEE
                LICENSEE shall pay to LICENSOR a License Issue Fee in the amount of Twenty Thousand United States Dollars (U.S. $20,000.00), which shall be payable upon execution and delivery of this License Agreement, no part of which shall be refundable or creditable against any other amount payable under this License Agreement.
         5.     MINIMUM ROYALTIES
                (a) LICENSEE shall pay to LICENSOR Annual Minimum Royalty Payments for the Licensed Territory, as set forth in SCHEDULE C hereof, such payments to begin with the first to occur of the calendar year 1991 or the calendar year immediately following the calendar year in which there occurs the first Sale of a LICENSED PRODUCT under this License Agreement, and to be paid for each calendar year thereafter that the license granted under this License Agreement shall be in effect.
                (b) The Annual Minimum Royalty Payments for any given calendar year shall be paid at the beginning of the relevant calendar year by LICENSEE with its report to LICENSOR for the last three (3) month period of the immediately preceding calendar year, which is due within thirty (30) days after the first day of January of the relevant calendar year for which the Annual Minimum Royalty Payment is paid.
                (c) LICENSEE may credit the amount of the Annual Minimum Royalty Payment paid for any given year in respect of LICENSED PRODUCTS Class I and Class II against earned royalties paid on LICENSED PRODUCTS of the same Class that are Sold under this License Agreement for that calendar year. No earned royalties, or any portion thereof, shall be carried over as a credit against Annual Minimum Royalty Payments in any succeeding year.
                (d) In addition to any other remedies provided herein, if LICENSEE shall not make the payment of any License Maintenance Fee or any Annual Minimum Royalty Payment provided for herein, when due, LICENSOR shall have the option, in its discretion, to terminate the license and rights granted under this License Agreement by notice to LICENSEE, pursuant to the provisions of
ARTICLE 9(b) hereof.
         6.     ROYAL, RECORDS AND REPORTS
                (a) For the rights and privileges granted under this License Agreement, LICENSEE shall pay to LICENSOR, in the manner hereinafter provided, to the end of the term or terms of the PATENT RIGHTS in the case of LICENSED PRODUCTS Class I and to the end of the fifteen (15) year period defining the respective Royalty Period in each country in the case of LICENSED PRODUCTS Class II, earned royalties based on a percentage of the Net Sales Value of all LICENSED PRODUCTS made, Used or Sold by or for LICENSEE or AFFILIATES, as follows:
                      (i) in the case a LICENSED PRODUCT Class I the percentage shall be three percent (3%) of all IMS Devices comprising the LICENSED PRODUCT; and
                      (ii) in the case of a LICENSED PRODUCT Class II the percentage shall be three percent (3%) of all IMS Devices comprising the LICENSED PRODUCT; and (iii) in the case of a LICENSED PRODUCT coming within both Class I and
Class II the percentage shall be a maximum of five percent (5%) of all ISIS Devices comprising the LICENSED PRODUCT.
                In the event that LICENSEE shall lease apparatus or equipment comprising a LICENSED PRODUCT, such LICENSED PRODUCT shall be decried Used when leased and when the apparatus is leased, LICENSEE shall pay to LICENSOR the appropriate percentage or percentages of the Net Sales Value thereof specified in clauses
(i), (ii) and (iii) above, based upon the Net Sales Value of all IMS Devices comprising the leased apparatus.
                (b) Earned royalty shall be paid pursuant to ARTICLE 6(a) hereof on all LICENSED PRODUCTS made or Sold or Used or leased under this License Agreement; however, earned royalty shall be payable hereunder as to a given LICENSED PRODUCT only when a license granted under ARTICLE 2 hereof is utilized in the manufacture or Sale or Use thereof, provided that one, and only one, earned royalty shall be payable on a given LICENSED PRODUCT made, Sold or Used under this License Agreement even though such LICENSED PRODUCT is made in one country within the PATENT RIGHTS and Sold or Used in another country within the PATENT RIGHTS and the earned royalty payable on a given LICENSED PRODUCT made hereunder shall not become due until such LICENSED PRODUCT is Sold or Used.
                (c) Notwithstanding the provisions in Article hereof, in the case of transfers or Sales of any LICENSED PRODUCT between LICENSEE and an AFFILIATE or between AFFILIATES but one and only one royalty shall be payable thereon and such royalty shall become payable upon the final Sale thereof to a third party or final Use thereof by LICENSEE or such AFFILIATE.
                (d) LICENSEE shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to LICENSOR by way of royalty as aforesaid or by way of any other provision hereunder. Said books of account shall be kept at LICENSEE's principal place of business. Said books and the supporting data shall be open at all reasonable times, for five (5) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), to the inspection of an independent certified public accountant retained by LICENSOR. and reasonably acceptable to LICENSEE for the purpose of verifying LICENSEE'S royalty statements or LICENSEE'S compliance in other respects with this License Agreement.
                (e) LICENSEE within thirty (30) days after the first day of January, April, July and October of each year shall deliver to LICENSOR a true and accurate report, giving such particulars of the business conducted by LICENSEE and AFFILIATES during the immediately preceding three (3) months ("Accounting Period") under this License Agreement as are pertinent to an accounting for royalty under this License Agreement. These shall include at least the following:
                      (i)    the quantities LICENSED PRODUCTS billed by
LICENSEE and AFFILIATES during said Accounting Period;
                      (ii) the billings thereon, separately showing the billings of said LICENSED
PRODUCTS;
                      (iii) the allowable deductions therefrom; (iv) the calculation of royalties thereon; (v) in the case of any LICENSED PRODUCT subject to
ARTICLE l(aa) hereof, the quantities or LICENSED PRODUCTS Used, Sold or otherwise disposed of by LICENSEE and AFFILIATES during said Accounting Period, and the calculation of royalties thereunder; and
                      (vi) the total  royalties so computed  pursuant to Clauses
(i) through (v) above.
Simultaneously with the delivery of each such report, LICENSEE shall pay to LICENSOR the royalty and any other payments due under this License Agreement for the period covered by such report. If no royalties are due, it shall be so reported. Royalties shall be paid to LICENSOR in United States currency at LICENSOR's address for notice specified in ARTICLE 13(b) hereof.
                The correctness and completeness of each such report shall be attested to in writing annually by the responsible officer of LICENSEE's organization or by LICENSEE'S auditor or by the chairman or other head of LICENSEE's internal audit committee.
                (f) All amounts payable hereunder by LICENSEE to LICENSOR shall be payable in United States currency collectible at par in New York, New York. In the event any LICENSED PRODUCT shall be Sold by LICENSEE or an AFFILIATE for currency other than United States currency, the earned royalty payable as to such LICENSED PRODUCT shall first be determined in such currency for which the LICENSED PRODUCT was Sold and then converted into its equivalent in United States currency at:
                      (i) the rate applicable to the transfer of funds arising from royalty payments, as established by the exchange control authorities of the country of which the currency of such funds is the national currency, for the last business day of the Accounting Period for which payment is thus made; or
                      (ii) if there is no applicable rate so established, then the selling rate for
United States currency, as published by leading commercial banks in the major city of the country of which such foreign currency is the national currency, for the last business day of such Accounting Period; or
                      (iii) if there is no rate so published, then the buying rate for such foreign currency, as published by leading New York, New York, banks, for the last business day of such Accounting Period.
                If the law or regulations of any country shall at any time operate to' prohibit the transfer of funds therefrom to the United States, LICENSOR shall have the option of requiring LICENSEE to pay or cause to be paid royalties hereunder on account of its Sales and the Sales of its AFFILIATES in such country by depositing local currency to the account of LICENSOR in an interest bearing account at the prevailing commercial interest rate in a bank in such country and notifying LICENSOR to such effect. LICENSEE shall thereafter cooperate with LICENSOR by all lawful means to obtain the lawful release of said funds to LICENSOR but shall have no further responsibility therefor.
                (g) Should LICENSOR, under otherwise substantially identical conditions, grant a license to a third party under the PATENT RIGHTS in the LICENSED FIELD in a given country having a more favorable royalty rate than charged herein, LICENSOR shall give to LICENSEE the benefit of such more favorable rate for such country from and after the date it is established in the license to the third party and only so long as it shall continue in effect and only if such third party is marketing LICENSED PRODUCTS under its, license in competition with LICENSEE's Sales of LICENSED PRODUCTS under this License Agreement.
                (h) In the event that any payment  required  under this  License
Agreement shall be overdue for ten (10) days, LICENSEE shall pay interest thereon at an annual rate of twelve percent (12%) computed from the date when the payment became due; provided, however, that if such twelve percent (12%) rate shall be in excess of that allowed by applicable law, then the highest rate permitted by law shall apply.
         7.     PATENT RIGHTS
                (a) LICENSOR shall upon request of LICENSEE advise LICENSEE as to the status of any patent applications and patents comprised within the PATENT RIGHTS.
                (b) LICENSOR shall use reasonable efforts to prosecute any patent applications within the PATENT RIGHTS, to obtain patents thereon and to maintain any such patents; provided, however, that LICENSOR shall have the right in its sole discretion to discontinue the prosecution of any such patent application or to abandon any such patent.
                (c) Nothing contained in this License Agreement shall be construed as a representation or warranty that any patent within the PATENT RIGHTS is valid or that performance thereunder is not an infringement of any patent of others.
                (d) LICENSOR shall upon request of LICENSEE inform LICENSEE of the issuance of all licenses granted by it to other licensees under any of the PATENT RIGHTS in the event that any such licenses shall be legally required to be granted.
         8.     DILIGENCE
                LICENSEE shall exercise diligence in developing, testing, manufacturing, promoting, advertising and selling LICENSED PRODUCTS under this License Agreement. In the course of such diligence LICENSEE shall take appropriate steps including the following:
                (a) Diligently upon entering into this License Agreement, establish and maintain a program ("Development Program"), or continue to conduct an existing program, reasonably designed and funded to obtain information adequate  to  enable  LICENSEE  to  manufacture  LICENSED  PRODUCTS  and to Sell
LICENSED  PRODUCTS  in the  United  States,  Canada,  and in at least  one other country;
                (b) Diligently proceed to produce LICENSED PRODUCTS and to Sell LICENSED PRODUCTS in the United States and other countries;
                (c) Advertise, promote the Sale of and otherwise employ marketing and sales techniques reasonably designed to develop a public demand for LICENSED PRODUCTS in the United States and satisfy such public demand;

                (d) Upon written request of LICENSOR, furnish LICENSOR with representative copies of advertising, sales and promotional material relating to LICENSED PRODUCTS.
                (e) In order to keep LICENSOR apprised of the progress of the Development Program and any corresponding programs, submit progress reports as to its activities, the first such report to be submitted six (6) months from the effective date of this License Agreement and further such reports to continue to be submitted at six (6) month intervals thereafter until LICENSED PRODUCTS are being marketed on a regular commercial basis in the United States and Canada.
                (f) Non-performance of this ARTICLE 8, or any subparagraph thereof, shall be a breach of or default under this License Agreement, subject to LICENSOR's right to. terminate this License Agreement pursuant to ARTICLE: 9 hereof.
         9.     TERMINATION
                (a) Subject to ARTICLE 12(e) hereof, if LICENSEE shall become bankrupt or Insolvent and/or if the business of LICENSEE shall be placed in the hands of a Receiver, Assignee, or Trustee, whether by the voluntary act of LICENSEE or otherwise, this License Agreement shall immediately terminate.
                (b) Upon any breach of or default under this License Agreement by LICENSEE, LICENSOR may terminate this License Agreement by thirty (30) days' written notice to LICENSEE. Said notice shall become effective at the end of said period, unless during said period LICENSEE shall cure such breach or default.
                  (c) LICENSEE may terminate this License Agreement at any time on three (3) months' written notice to LICENSOR.

(d) Upon termination of this License Agreement as provided herein, for any reason, all licenses, and rights granted hereunder shall revert to LICENSOR for the benefit of LICENSOR.
                  (e) LICENSEE's obligations to report to LICENSOR and to pay any amount due LICENSOR under this License Agreement and to pay royalties to LICENSOR as to any LICENSED PRODUCT made, sold or used or leased under any license granted pursuant to this License Agreement prior to termination or expiration of this License Agreement shall survive such termination or expiration and any amount of deferred royalties payable to LICENSEE under this License Agreement shall become immediately due and payable upon any termination of this License Agreement.
                  (f) LICENSEE shall take appropriate steps to protect the confidentiality and licensing value of Technical Information and LICENSEE shall not use or license another to use Technical Information except under the terms and conditions of this License Agreement and this ARTICLE 9 (f) shall survive any termination of this License Agreement.
         10.      ASSIGNMENT
         This License Agreement shall not be assigned by LICENSEE except as part of a sale of all of LICENSEE's business and, in such event, only in its entirety and upon prior written notice to and approval of LICENSOR, and the term "LICENSEE" where used in this License Agreement shall thereafter mean such assignee of LICENSEE.

         11.    INFRINGEMENT
                LICENSOR agrees to protect its patents within the PATENT RIGHTS from infringement and prosecute infringers when in its sole judgment such action may be reasonably necessary, proper and justified.
         12     NON-USE OF NAMES
                LICENSEE shall not use the name of any inventor of the PATENT RIGHTS, or of any institution with which he has been or is connected, or of LICENSOR, or any adaptation of any of them, in any advertising, promotional or sales literature or otherwise for commercial purposes, without prior written consent obtained from the pertinent inventor, INSTITUTION or LICENSOR in each case. LICENSEE shall require its AFFILIATES to comply with this ARTICLE 12 to the same extent that it applies to LICENSEE.
         13.    GENERAL
                (a) This License Agreement constitutes the entire agreement between the parties as to the PATENT RIGHTS and the Technical Information, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it.
                (b) Any notice required or permitted to be given by this License Agreement shall be given by postpaid, first class, registered or certified mail addressed as follows: If to LICENSEE: CPAD HOLDINGS LTD.
                             Unit 6, 42 Antares Drive
                             Nepean, Ontario
                             R2E 7Y4, CANADA

                                                      - or -

If to LICENSOR:                     RESEARCH CORPORATION TECHNOLOGIES, INC.
                             6840 East Broadway Boulevard
                             Tucson, Arizona 65710, U.S.A.

Such addresses may be altered by notice so given.
                (c) This License Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New York, U. S. A., except as to any issue which by the law of New York depends upon the validity, scope or enforceability of any patent within the PATENT RIGHTS, which issue shall be determined in accordance with the applicable patent laws of the country of such patent.
                (d) Any dispute or controversy arising out of or relating to this License Agreement, its construction or its actual or alleged breach, shall be finally decided by arbitration conducted in New York, New York, by and in accordance with the Rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered in the highest court of the forum, state or Federal, having jurisdiction; provided, however, that the provisions of this ARTICLE 13(d) shall not apply to any issue involving the validity, infringement, scope or enforceability of any patent within the PATENT RIGHTS or to any dispute or controversy as to which any applicable law or treaty prohibits such arbitration.
                (e) Nothing in this License Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this License Agreement or concerning the legal right of the parties to contract and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of this License Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

                (f) Notwithstanding anything to the contrary in this License Agreement, nothing herein contained shall be construed as a representation by LICENSOR that the PATENT RIGHTS can be or will be used to prevent the importation by a third party hereto of a product into or the sale or use by a third party hereto of a product in any country within the PATENT RIGHTS where such product shall have been placed in commerce under circumstances which preclude the use of the PATENT RIGHTS to prevent such importation or sale or use by reason of any applicable law or treaty.
                (g) LICENSEE agrees to take all reasonable and necessary steps to register this License Agreement in any country, other than the United States of America, where such is required to permit the transfer of funds and/or payment of royalties to LICENSOR hereunder or is otherwise required by the government or law of such country to effectuate or carry out this License Agreement. Notwithstanding anything contained herein, but subject to ARTICLE 13(e) hereof, LICENSEE shall not be relieved of any of its obligations under this License Agreement by any failure to register this License Agreement in any country, and, specifically, LICENSEE shall not be relieved of its obligation to make any payment to LICENSOR hereunder in the United States of America, where such payment is blocked due to any failure to register this License Agreement.
                (h) It shall be the full and sole responsibility on LICENSEE and its AFFILIATES to use appropriate care in the practice of any process and the manufacture and use of any product pursuant to any license or immunity granted hereunder and LICENSOR shall have no right to control the manner in which or the material with which or upon which any process licensed hereunder is practiced and, except as provided in ARTICLE 16 hereof, LICENSOR shall not be required to provide any know-how or operating instructions or other information with respect to any such process or product and, in any event, LICENSOR makes no representation or warranty whatsoever with respect to any such process or product.
                (i) LICENSEE agrees to indemnify and hold harmless INVENTORS, LICENSOR, the UNIVERSITY and all directors, officers, employees and agents of LICENSOR and the UNIVERSITY from and against any and all claims, damages and liabilities asserted by third parties (whether governmental or private) arising from LICENSEE's and AFFILIATE's practice of any LICENSED PROCESS or manufacture, use or sale of any LICENSED PRODUCT or the use thereof by any third party.
                (j) As used in this License Agreement, singular includes the plural and plural includes the singular, wherever so required by the context. The headings appearing at the beginning of the numbered ARTICLES hereof have been inserted for convenience only and do not constitute a part of this License Agreement.
         14.    IMPROVEMENT PATENTS
                In the event that during the time that this License Agreement shall be in effect LICENSOR acquires a right to grant licenses under any IMPROVEMENT PATENT, LICENSOR shall give LICENSEE notification thereof and offer to negotiate in good faith with LICENSEE for the grant of a royalty-bearing, nonexclusive license to LICENSEE under such IMPROVEMENT PATENT or, in the alternative, at LICENSEE's option, provided LICENSOR shall have the right to do so without obligation to a third party other than the UNIVERSITY or one of INVENTORS, LICENSOR shall add such IMPROVEMENT PATENT to the PATENT RIGHTS of this License Agreement in which event earned royalty shall be payable in respect thereto under ARTICLE 6(a) hereof with the understanding that only one earned royalty shall be due and payable on a given LICENSED PRODUCT even though it may be covered by more than one patent and/or patent application within the PATENT RIGHTS, such offer and alternative option to remain open for three (3) months following such notification.
         15.    EFFECTIVE DATE AND TERM
                This License Agreement shall become effective on the day and year first above written and shall, unless terminated earlier by one of the parties in accord with its terms, expire concurrently with the expiration, invalidation or lapsing of all issued patents within the PATENT RIGHTS and/or the abandonment of all pending patent applications within the PATENT RIGHTS.
         16.    TECHNICAL INFORMATION
                (a) Upon execution and delivery of this License Agreement, LICENSOR will arrange for UNIVERSITY and/or one or more of INVENTORS to provide to LICENSEE a disclosure of Technical Information as outlined in Schedule B hereof.
                (b) LICENSEE shall maintain Technical Information in confidence and shall use it only to make, use and sell LICENSED PRODUCTS in the LICENSED FIELD pursuant to the terms and conditions of this License Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this License Agreement on the date(s) indicated below, to be effective the day and year first above written.

                              RESEARCH CORPORATION
Attest:                                              TECHNOLOGIES, INC.

By:/s/Robert J. Sanders, Jr.                    By:/s/Gary M. Munsinger
   Secretary                                    President

(CORPORATE SEAL)                                     Date: January 31, 1989

Attest:                                              CPAD HOLDINGS LTD.


By:                                         By:
Title: Secretary                            Title:

(CORPORATE SEAL)                                     Date:    26-1-89


         Page 25 of a 25-page License Agreement by and between RESEARCH CORPORATION and CPAD HOLDINGS LTD., with Schedules A, B, C, and Exhibit I attached, re Project No. 145-1455, "ion Mobility Spectrometers," Leasure, et al.



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